CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this 3rd amended Registration Statement on Form S-11, of our report dated April 18, 2011, of New School Properties, Inc. relating to the financial statements as of December 31, 2010 and for the period from October 27, 2010 (Inception) to December 31, 2010, and to the reference to our firm under the caption “Experts” in this amended Registration Statement.

/s/ M&K CPAS, PLLC

Houston, Texas

September 16, 2011